Item 27.  Exhibit (d) ii. 2.
9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT SCHEDULE

CONTRACT NUMBER: [12345678]	ANNUITY DATE: [Max Age = 100]

ISSUE DATE: [09/08/2008]	CONTRACT SCHEDULE DATE: [09/08/2008]

PRODUCT VERSION: [Evolution]
CONTRACT OWNER: [JOHN DOE]
AGE AND SEX: [35]

JOINT OWNER: [            ]
AGE AND SEX: [Maximum Issue Age 90]

ANNUITANT: [JOHN DOE]
AGE AND SEX: [35]

BENEFICIARY:	As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS
Initial Purchase Payment: [$50,000.00]
Minimum Subsequent Purchase Payment: $250, or, if the automatic investment plan option is elected, $100.
Maximum Total Purchase Payments: For a Contract Owner up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for a Contract Owner over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For a Joint Contract Owner, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Allocation Guidelines:

1.
The Contract Owner may have Purchase Payments allocated to the Separate Account(s) subject to the conditions imposed on such allocations by the Company. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.
The Contract Owner may have Purchase Payments allocated to the Fixed Account(s) subject to the conditions imposed on such allocations by the Company. [Currently, the allocation of any Net Purchase Payment to the Fixed Account will be limited to 70% of the total Net Purchase Payment.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit the allocation of any Net Purchase Payment to the Fixed Account.

Purchase Payments may not be allocated to the Fixed Account if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB), Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Withdrawal Benefit (GMWB).

TMLS-EV.3	4A	[09-08]

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However, the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible allocations to the Fixed Account and/or Sub-Accounts.

3.
If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order.

TRANSFERS

Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with any scheduled transfer program (e.g. dollar cost averaging, rebalancing, asset allocation, interest sweep) offered by the Company.
For any Contract Year, transfers out of the Declared Interest Rate Fixed Account are limited in amount to 30% of the Contract Value allocated to such account at the time of the first transfer in that Contract Year. The entire Contract Value allocated to the Fixed Account may be transferred in the Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.
Transfers out of the Fixed Account(s) are done on a first-in-first-out basis. [Currently, the Company will limit transfers from the Separate Account such that no transfer can cause the Fixed Account to exceed 70% of the Contract Value.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit transfers from the Separate Account to the Fixed Account.
Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.
Number of Transfers: The Contract Owner may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period, subject to the conditions imposed on such transfers by the Company. The Company reserves the right to limit transfers when the transfer privilege is being exercised to the detriment of other Contract Owners. The Company further reserves the right, upon 30 days advance notice to the Contract Owner, to limit the number of transfers in the future.
Unscheduled transfers may not be made if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB), Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Withdrawal Benefit (GMWB); provided, however, that the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible transfers to the Fixed Account and/or Sub-Accounts.
Free Transfers: 12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.

TMLS-EV.3	4B	[09-08]

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Transfer Fee: The Transfer fee will not exceed $20 for each transfer in excess of the Free Transfers. In addition, this requirement is waived if transfers are made in connection with any scheduled transfer program offered by the Company or through an automatic voice response system or the internet.

Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: $1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.
WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn and may be applied to an Annuity Option. The charge is calculated at the time of each withdrawal or if applicable, at the time of annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Year:	1	2	3	4	5	and thereafter
CDSC % of Contract Value:	7%	6%	6%	4%	0%
Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year plus 10% of any Purchase Payment received in the current Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.
Withdrawal Charge: None
Minimum Partial Withdrawal: $250
Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [Qualified Plan: $2,000; Non-Qualified Plan: $5,000]
Number of Partial Withdrawals Permitted: [Currently, No Limit.] Guaranteed Minimum of one per Contract Year.
[GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

Covered Person(s):	[John Doe]
[Jane Doe]

Credit Period: [10] years from the Rider Effective Date
Guaranteed Lifetime Withdrawal Date: Later of the younger Covered Person’s attainment of age [60] or Issue Date
Guaranteed Lifetime Withdrawal Percentage: [5%]
Guaranteed Withdrawal Percentage: [5%]
Maximum Benefit Base: [$5,000,000]
Enhanced Benefit Base Date: [01/31/2018] ]

TMLS-EV.3	4C	[09-08]

 9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

ANNUITY GUIDELINE PARAMETERS

1.
If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than [thirteen months] after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:

(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;

(b)	the latest date permitted under state law; or

(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.

TMLS-EV.3	4D	[09-08]

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CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge
[The current charge is equal on an annual basis to 1.60% of the average daily net asset value of the Separate Account.] The maximum charge is equal on an annual basis to 1.75% of the average daily net asset value of the Separate Account. At the end of the [tenth] Contract Year and each Contract Year thereafter, the Company will calculate a credit as shown in the Persistency Credit section of the Contract Schedule.

Administrative Charge
[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.] The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

Annual Contract Maintenance Charge
[Currently, on the last day of each Contract Year an annual fee of $40.00 per Contract Year will be deducted.] If a total withdrawal is made on other than the last day of the Contract Year, the Annual Contract Maintenance Charge will be deducted at the time of the total withdrawal. If the Annuity Date for a full annuitization is not the last day of the Contract Year, then a pro-rata portion of the Annual Contract Maintenance Charge will be deducted on the Annuity Date. The maximum charge will not exceed $60.00 per Contract Year.

This charge will be deducted at the end of each Contract Year from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.

TMLS-EV.3	4E	[09-08]

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT CHARGES FOR OPTION(S) SELECTED

TYPE	DESCRIPTION/ AMOUNT
[Annual Ratchet Death Benefit Charge
[The current charge is equal on an annual basis to 0.40% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 0.90% of the average daily net asset value of the Separate Account.]

[Guaranteed Minimum Accumulation Benefit Charge (GMAB)
[The current charge is equal on an annual basis to 0.50% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.00% of the average daily net asset value of the Separate Account. If the Contract Owner elects by Written Request to discontinue the GMAB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMAB requires participation in an asset allocation program sponsored by the Company.]

[Guaranteed Minimum Income Benefit Charge (GMIB)
[The current charge is equal to [0.65%] of the Guaranteed Minimum Income Benefit and will be assessed up to and including the date on which the GMIB Rider is annuitized. The charge will be deducted [on a quarterly basis] from the Contract Value during each applicable Contract Year.] The maximum charge will not exceed 1.50% of the Guaranteed Minimum Income Benefit. If the Contract Owner elects by Written Request to discontinue the GMIB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMIB requires participation in an asset allocation program sponsored by the Company.]

[Guaranteed Minimum Withdrawal Benefit Charge (GMWB)
[The current charge is equal to [0.60%] of the Guaranteed Minimum Withdrawal Benefit Base. The charge will be deducted [on a quarterly basis] from the Contract Value during each applicable Contract Year.] The maximum charge will not exceed 1.50% of the Guaranteed Minimum Withdrawal Benefit Base. If the Contract Owner elects by Written Request to discontinue the GMWB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMWB requires participation in an asset allocation program sponsored by the Company.]

TMLS-EV.3	4F	[09-08]

 9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Electronic Document Delivery Credit
For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

Persistency Credit
The Company will calculate and apply a Persistency Credit in the amount of [0.20%] of the Contract Value attributable to the Separate Account. Such credit will be applied proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation, as follows:

•        For any Contract issued in connection with an internal variable annuity exchange program offered by the Company, the credit will be calculated and applied at the end of the first Contract Year and each Contract Year thereafter;

•        For any other Contract, the credit will be calculated and applied at the end of the [tenth] Contract Year and each Contract Year thereafter.

TMLS-EV.3	4G	[09-08]

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RIDERS	RIDER EFFECTIVE DATE
[Basic Death Benefit Rider]	[09/08/2008]

[Death Benefit Rider with Annual Ratchet Feature]	[09/08/2008]

[Fixed Account with Declared Interest Rate Rider]	[09/08/2008]

[Fixed Account for Dollar Cost Averaging Rider]	[09/08/2008]

[Guaranteed Minimum Accumulation Benefit Rider]	[09/08/2008]

[Guaranteed Minimum Income Benefit Rider]	[09/08/2008]

[Guaranteed Minimum Withdrawal Benefit Rider]	[09/08/2008]

[Nursing Home Benefit Rider]	[09/08/2008]

[Individual Retirement Annuity Rider]	[09/08/2008]

[Roth Individual Retirement Annuity Rider]	[09/08/2008]

[SIMPLE IRA Rider]	[09/08/2008]

[Qualified Plan Rider]	[09/08/2008]

[Non-ERISA Tax Sheltered Annuity Endorsement]	[09/08/2008]

[Unisex Annuity Rates Rider]	[09/08/2008]

[Exchange Endorsement]	[09/08/2008]
ANNUITY SERVICE CENTER:

Massachusetts Mutual Life Insurance Company
[Annuity Service Center
P.O. Box 9067
Springfield, MA 01102-9067]

TMLS-EV.3	4H	[09-08]

 9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

FIXED ACCOUNT(S)

FIXED ACCOUNT(S):

The Minimum Guaranteed Interest Rate is [2.00% years 1-10; 3.00% thereafter].

SEPARATE ACCOUNT(S):
[Massachusetts Mutual Variable Annuity Separate Account 4].

Eligible Investments, Series:	Sub-Accounts:

[AIM Variable Insurance Funds
AIM V.I. Financial Services Fund (Series II Shares)	AIM V.I. Financial Services
AIM V.I. Global Health Care Fund (Series II Shares)	AIM V.I. Global Health Care
AIM V.I. Technology Fund (Series II Shares)	AIM V.I. Technology

Fidelity® Variable Insurance Products Fund
Fidelity® VIP Contrafund® Portfolio (Service Class II)	Fidelity® VIP Contrafund®

ING Investments
ING Global Real Estate Portfolio (Class S)	ING Global Real Estate Portfolio

MML Series Investment Fund
MML Aggressive Allocation Fund (Service Class)	MML Aggressive Allocation
MML American Funds Core Allocation Fund (Service Class I)	MML American Funds Core Allocation
MML American Funds Growth Fund (Service Class I)	MML American Funds Growth
MML American Funds International Fund (Service Class I)	MML American Funds International
MML Asset Allocation Fund (Service Class)	MML Capital Guardian Asset Allocation
MML Balanced Allocation Fund (Service Class)	MML Balanced Allocation
MML Blue Chip Growth Fund (Service Class)	MML T. Rowe Price Blue Chip Growth
MML Concentrated Growth Fund (Service Class I)	MML Legg Mason Concentrated Growth
MML Conservative Allocation Fund (Service Class)	MML Conservative Allocation
MML Emerging Growth Fund (Service Class)	MML Emerging Growth
MML Equity Income Fund (Service Class)	MML T. Rowe Price Equity Income
MML Equity Index Fund (Service Class I)	MML Equity Index
MML Foreign Fund (Service Class)	MML Templeton Foreign
MML Global Fund (Service Class I)	MML Neuberger Berman Global
MML Growth Allocation Fund (Service Class)	MML Growth Allocation
MML Growth & Income Fund (Service Class)	MML Capital Guardian Growth & Income
MML Growth Equity Fund (Service Class)	MML T. Rowe Price Growth Equity
MML Income & Growth Fund (Service Class)	MML American Century Income & Growth
MML Large Cap Growth Fund (Service Class)	MML AllianceBernstein Large Cap Growth
MML Large Cap Value Fund (Service Class)	MML Davis Large Cap Value
MML Mid Cap Growth Fund (Service Class)	MML T. Rowe Price Mid Cap Growth
MML Mid Cap Value Fund (Service Class)	MML American Century Mid Cap Value
MML Moderate Allocation Fund (Service Class)	MML Moderate Allocation
MML NASDAQ-100® Fund (Service Class)	MML NASDAQ-100®
MML Small Cap Growth Equity Fund (Service Class)	MML W&R/Wellington Small Cap Growth Equity
MML Small Cap Index Fund (Service Class)	MML Small Cap Index
MML Small/Mid Cap Value Fund (Service Class)	MML AllianceBernstein Small/Mid Cap Value]

TMLS-EV.3	4I	[09-08]

 9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

[MML Series Investment Fund II
MML Blend Fund (Service Class)	MML Babson Blend
MML China Fund (Service Class I)	MML Baring China
MML Enhanced Index Core Equity Fund (Service Class)	MML Babson Enhanced Index Core Equity
MML Equity Fund (Service Class)	MML Oppenheimer/Bernstein Equity
MML Inflation-Protected and Income Fund (Service Class)	MML Babson Inflation-Protected and Income
MML Managed Bond Fund (Service Class)	MML Babson Managed Bond
MML Money Market Fund (Initial Class)	MML Money Market
MML Small Cap Equity Fund (Service Class)	MML Oppenheimer Small Cap Equity
MML Small Company Opportunities Fund (Service Class)	MML Oppenheimer Small Company Opportunities
MML Strategic Emerging Markets Fund (Service Class I)	MML Baring Strategic Emerging Markets

Oppenheimer Variable Account Funds
Oppenheimer Balanced Fund/VA (Service Shares)	Oppenheimer Balanced
Oppenheimer Capital Appreciation Fund/VA (Service Shares)	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA (Service Shares)	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA (Service Shares)	Oppenheimer High Income
Oppenheimer Main Street Fund®/VA (Service Shares)	Oppenheimer Main Street
Oppenheimer MidCap Fund/VA (Service Shares)	Oppenheimer MidCap
Oppenheimer Strategic Bond Fund/VA (Service Shares)	Oppenheimer Strategic Bond

PIMCO
PIMCO CommodityRealReturn Strategy Portfolio (Advisor Class)	PIMCO CommodityRealReturn Strategy Portfolio

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA (Service Shares)	Oppenheimer International Growth]

TMLS-EV.3	4J	[09-08]